EXHIBIT 99.1

Peraso Announces Second Quarter 2024 Results

Total Revenue Increased 50.5% Sequentially;

GAAP Gross Margin Expanded to 55.5%, Non-GAAP to 68.8%

SAN JOSE, Calif., August 12, 2024 – Peraso Inc. (NASDAQ:PRSO) (“Peraso” or the “Company”), a global leader in mmWave technology for 60 GHz unlicensed and 5G licensed networks, today announced financial results for the second quarter ended June 30, 2024.

Management Commentary

“As we previewed in our announced preliminary results in mid-July, second quarter revenue of $4.2 million exceeded our original guidance and represented growth of over 50% sequentially and over 70% year-over-year,” stated Ron Glibbery, CEO of Peraso. “The stronger than expected growth for the quarter was primarily driven by increased shipments of our end-of-life memory IC products, as well as contribution from a new volume production order for our mmWave antenna modules. Combined with expanded gross margin and prudent expense management, we delivered second quarter operating results reflecting continued improvement year-over-year while also reducing our cash burn.

“We are particularly encouraged by the continued customer ramp of our mmWave solutions. During the quarter, we secured and shipped the first volume production order from a South African service provider deploying our DUNE platform. In addition to multiple engagements for other similar dense urban environment applications, we continue to have an expanding pipeline of opportunities to leverage our mmWave technology across a diverse series of end-market applications.

“Looking ahead, we remain focused on further advancing and converting existing customer engagements into production orders for our mmWave products and platform solutions. We also ended the second quarter with a remaining memory IC product backlog of approximately $9.1 million, which we anticipate fulfilling through the first quarter of 2025. Taken together, we expect total revenue for the second half of 2024 to increase over the first half of the year, while also representing revenue growth year-over-year.”

Second Quarter 2024 Financial Results

Total net revenue for the second quarter of 2024 was $4.2 million, compared with $2.8 million in the prior quarter and $2.4 million in the same quarter a year ago. Product revenue for the second quarter of 2024 was $4.1 million, compared with $2.7 million in the prior quarter and $2.2 million in the same quarter a year ago. The sequential increase in revenue was primarily attributable to increased shipments of both mmWave and memory IC products.

GAAP gross margin for the second quarter of 2024 was 55.5%, compared with 46.4% in the prior quarter, and 25.3% in the same quarter a year ago. On a non-GAAP basis, gross margin for the second quarter of 2024 was 68.8%, compared with 66.4% in the prior quarter and 45.9% in the same quarter a year ago. The improvement in gross margin for the second quarter of 2024 was primarily attributable to increased revenue contribution from memory IC products.

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Total operating expenses on a GAAP basis for the second quarter of 2024 were $6.8 million, compared with $4.9 million in the prior quarter, and $5.6 million in the same quarter a year ago. Operating expenses for the second quarter of 2024 included severance expenses of $0.4 million related to the Company’s completion of a lay off initiated in Canada in November 2023 and the associated elimination of 10 positions during the quarter, and $1.6 million of charges for software license obligations. Operating expenses on a non-GAAP basis for the second quarter of 2024, which exclude stock-based compensation expenses, amortization of intangible assets and severance costs, were $4.9 million compared with $3.5 million in the prior quarter and $4.1 million in the same quarter a year ago. The increase in second quarter operating expenses on a GAAP and non-GAAP basis was primarily attributable to the charges for software license obligations.

GAAP net loss for the second quarter of 2024 was $4.4 million, or ($1.88) per share, compared with a net loss of $2.0 million, or ($1.07) per share, in the prior quarter, and a net loss of $4.1 million, or ($6.68) per share, in the second quarter 0f 2023. Non-GAAP net loss for the second quarter of 2024 was $2.1 million, or ($0.88) per share, compared with a net loss of $1.6 million, or ($0.83) per share, in the prior quarter and a net loss of $3.0 million, or ($4.93) per share, in the second quarter of 2023.

Adjusted EBITDA for the second quarter of 2024 was negative $1.9 million, compared with negative $1.4 million in the prior quarter and negative $2.8 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Business Outlook

The Company expects total net revenue for the third quarter of 2024 to be in the range of $3.8 million to $4.2 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, August 12, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).

Date: Monday, August 12, 2024

Time: 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Passcode: 935609

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through August 20, 2024, and can be accessed by calling 1-877-481-4010, and using passcode 50937. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

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Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated August 12, 2024, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2024 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	our ability to continue as a going concern;
•	our ability to raise additional capital to fund our operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•	risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	inflationary risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;

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•	achieving additional design wins for our products through the acceptance and adoption of our technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our products;
•	reliance on our manufacturing partners to assist successfully with the fabrication of and production of our products;
•	impacts of the end-of-life of our memory products;
•	availability of quantities of our products supplied by our manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso's solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070| 949-224-3874

E: sheltonir@sheltongroup.com

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PERASO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net Revenue
Product	$4,109	$2,235	$6,785	$7,123
Royalty and other	129	168	269	313
Total net revenue	4,238	2,403	7,054	7,436

Cost of Net Revenue	1,887	1,795	3,397	4,901

Gross Profit	2,351	608	3,657	2,535

Operating Expenses
Research and development	2,644	3,668	5,457	7,555
Selling, general and administrative	2,141	1,977	4,243	4,219
Severance and software license obligations	2,041	-	2,063	-
Gain on license and asset sale	-	-	-	(406)
Total operating expenses	6,826	5,645	11,763	11,368

Loss from operations	(4,475)	(5,037)	(8,106)	(8,833)

Change in fair value of warrant liabilities	54	966	1,645	1,624
Other income (expense), net	(4)	(15)	5	(25)
Net loss	$(4,425)	$(4,086)	$(6,456)	$(7,234)

Net loss per share
Basic and diluted	$(1.88)	$(6.68)	$(2.75)	$(12.26)

Shares used in computing net loss per share
Basic and diluted	2,358	612	2,345	590

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PERASO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited

	June 30,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$1,868	$1,583
Accounts receivable, net	1,460	731
Inventories	2,606	2,606
Prepaid expenses and other	810	620
Total current assets	6,744	5,540

Property and equipment, net	807	1,156
Intangible assets, net	1,647	3,280
Right-of-use lease assets	441	615
Other	120	123
Total assets	$9,759	$10,714

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,318	$2,448
Deferred revenue	797	1,105
Short-term lease liabilities	272	370
Accrued expenses and other	2,213	611
Total current liabilities	5,600	4,534

Long-term lease liabilities	235	349
Other long-term liabilities	261	-
Warrant liabilities	103	1,748
Total liabilities	6,199	6,631

Stockholders' equity	3,560	4,083
Total liabilities and stockholders’ equity	$9,759	$10,714

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PERASO INC.

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

GAAP net loss	$(4,425)	$(4,086)	$(6,456)	$(7,234)
Stock-based compensation expense
- Research and development	652	769	1,357	1,534
- Selling, general and administrative	503	550	1,020	1,092
Total stock-based compensation expense	1,155	1,319	2,377	2,626

Amortization of intangibles (1)
-Cost of net revenue	564	495	1,127	853
- Selling, general and administrative	251	221	503	381
Total amortization of intangible assets	815	716	1,630	1,234

Severance costs
- Research and development	419	-	441	-
- Selling, general and administrative	5	-	5	-
Total severance costs	424	-	446	-

Change in fair value of warrant liabilities	(54)	(966)	(1,645)	(1,624)

Non-GAAP net loss	$(2,085)	$(3,017)	$(3,648)	$(4,998)

GAAP net loss per share	$(1.88)	$(6.68)	$(2.75)	$(12.26)
Reconciling items
- Stock-based compensation expense	0.49	2.16	1.01	4.45
- Amortization of intangible assets (1)	0.35	1.17	0.69	2.09
- Severance costs	0.18	-	0.19	-
- Change in fair value of warrant liabilities	(0.02)	(1.58)	(0.70)	(2.75)

Non-GAAP net loss per share	$(0.88)	$(4.93)	$(1.56)	$(8.47)

Shares used in computing non-GAAP net loss per share
Basic and diluted	2,358	612	2,345	590

(1) Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

(In thousands, except percentages; unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024		June 30, 2024

GAAP gross profit	$2,351	55.5%	$3,657	51.8%
Reconciling items:
- Amortization of intangibles	564	13.3%	1,127	16.0%

Non-GAAP gross profit	$2,915	68.8%	$4,784	67.8%

	Three Months Ended		Six Months Ended
	June 30, 2023		June 30, 2023

GAAP gross profit	$608	25.3%	$2,535	34.1%
Reconciling items:
- Amortization of intangibles	495	20.6%	853	11.5%

Non-GAAP gross profit	$1,103	45.9%	$3,388	45.6%

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PERASO INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(4,425)	$(4,086)	$(6,456)	$(7,234)
Stock-based compensation expense
- Research and development	652	769	1,357	1,534
- Selling, general and administrative	503	550	1,020	1,092
Stock-based compensation expense	1,155	1,319	2,377	2,626

Amortization of intangibles (1)	815	716	1,630	1,234
Severance costs	424	-	446	-
Change in fair value of warrant liabilities	(54)	(966)	(1,645)	(1,624)

Non-GAAP net loss	(2,085)	(3,017)	(3,648)	(4,998)
EBITDA adjustments:
- Depreciation and amortization	176	242	353	479
- Interest expense	3	6	7	12

Adjusted EBITDA	$(1,906)	$(2,769)	$(3,288)	$(4,507)

(1) Non-cash charges for amortization of intangibles arising from acquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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